----Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272826

PROSPECTUS SUPPLEMENT

(To prospectus dated May 15, 2025)

Virgin Galactic Holdings, Inc.

$45,588,728.57 of Common Stock and Pre-Funded Warrants to Purchase Shares of Common Stock

    Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering in a registered direct offering, through this prospectus supplement and the accompanying prospectus, (i) shares (the “Shares”) of our common stock, $0.0001 par value per share (the “Common Stock”) and (ii) Pre-Funded Warrants to purchase shares of our Common Stock (the “Pre-Funded Warrants”), having an aggregate offering price of $45,588,728.57. We are also offering pursuant to this prospectus supplement and the accompanying prospectus the Shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”).

We have entered into subscription agreements (the “Subscription Agreements”), dated December 9, 2025, with certain institutional investors (each an “Investor” and collectively, the “Investors”), relating to the issuance of the Shares and the Pre-Funded Warrants. Under the Subscription Agreements, the investors have agreed to purchase, and we have agreed to sell, for cash, (A) an aggregate dollar amount of shares of Common Stock at a purchase price per share equal to the greater of (i) a “VWAP Price”, which is the lesser of (x) the average of the daily volume-weighted average prices of our Common Stock over the seven consecutive trading day period beginning on, and including, the first full trading day following execution of the Subscription Agreements (the “Observation Period”) and (y) a price per share equal to 150% of the Minimum Price (as defined below) and (ii) a “Minimum Price,” which is the lesser of (x) the official closing price of our Common Stock on the New York Stock Exchange (“NYSE”) on the trading day immediately preceding execution of the Subscription Agreements and (y) the average official closing price for the five trading days immediately preceding the execution of the Subscription Agreements and (B) an aggregate dollar amount of Pre-Funded Warrants at the price at which Shares are being sold in this registered direct offering minus $0.0001 per Pre-Funded Warrant and the exercise price of each Pre-Funded Warrant is equal to $0.0001 per share.

This offering forms part of a broader set of transactions contemplated by the Subscription Agreements, as more fully described in this prospectus supplement under “The Transactions.”

Our Common Stock is listed on the NYSE under the symbol “SPCE”. On December 8, 2025, the last reported sale price of our Common Stock was $4.55 per share. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system.

Investing in our securities, including the Common Stock and Pre-Funded Warrants, involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Shares and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 18, 2025, subject to the satisfaction of certain closing conditions.

The date of this prospectus supplement is December 9, 2025

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Shares and Pre-Funded Warrants. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of our Shares and Pre-Funded Warrants. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about this offering of our Shares and Pre-Funded Warrants varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to purchase the securities under applicable laws and regulations.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement, the accompanying base prospectus and any related free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, nor any distribution of securities pursuant to this prospectus supplement or the accompanying base prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus supplement or the accompanying base prospectus.

You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus supplement entitled “Where You Can Find More Information; Incorporation by Reference” and in the sections of the accompanying base prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

Information contained on, or accessible through, our website is not part of this prospectus. We are offering to sell, and seeking offers to buy, Shares and Pre-Funded Warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of Shares and Pre-Funded Warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of Shares and Pre-Funded Warrants and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, we use the terms “Virgin Galactic,” “company,” “we,” “us,” and “our” in this prospectus to refer to Virgin Galactic Holdings, Inc. and its subsidiaries.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to management. Forward-looking statements may be accompanied by words such as “achieve,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “grow,” “increase,” “intend,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or similar words, phrases, or expressions.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Factors that could cause or contribute to such differences are discussed in the section titled “Risk Factors,” included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) filed with the SEC on February 26, 2025, and other risk factors detailed from time to time in filings with the SEC. Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and documents incorporated by reference. It does not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and documents incorporated by reference carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference herein.

Company Overview

We are an aerospace and space travel company offering access to space for private individuals, researchers and government agencies. Our missions include flying passengers to space, as well as flying scientific payloads and researchers to space in order to conduct experiments for scientific and educational purposes. Our operations include the design and development, manufacturing, ground and flight testing, spaceflight operation, and post-flight maintenance of our spaceflight system. Our spaceflight system was developed using our proprietary technology and processes and is focused on providing space travel experiences for private astronauts, researcher flights and professional astronaut training. We have also leveraged our knowledge and expertise in manufacturing spaceships to occasionally perform engineering services for third parties. To expand capacity, we are currently developing our next-generation spaceflight vehicles. These next-generation spaceflight vehicles, which include our Delta Class spaceships and additional launch vehicles, are expected to dramatically increase our annual flight rate. Following the completion of the non-recurring engineering work on our Delta Class spaceships, we have redeployed engineering resources to the next phase of design for our next-generation launch vehicle. In addition, we are exploring the opportunity to use a derivative model of our launch vehicle as a High-Altitude, Long-Endurance aircraft, which we believe could be utilized for several types of government and research purposes.

Common Stock Offering

We are conducting a registered direct offering of our Common Stock pursuant to our effective shelf registration statement on Form S-3 (File No. 333-272826, the “Shelf Registration Statement”) and an accompanying prospectus supplement. The Common Stock is being offered and sold directly to certain institutional investors pursuant to the Subscription Agreements. Under the Subscription Agreements, the investors have agreed to purchase, and we have agreed to sell, for cash, shares of Common Stock having an aggregate offering price, together with Pre-Funded Warrants (as described below), of $45,588,728.57, at a purchase price per share equal to the greater of (i) a “VWAP Price”, which is the lesser of (x) the average of the daily volume-weighted average prices of our Common Stock over the Observation Period and (y) a price per share equal to 150% of the Minimum Price and (ii) a “Minimum Price,” which is the lesser of (x) the official closing price of our Common Stock on the NYSE on the trading day immediately preceding the execution of the Subscription Agreements and (y) the average official closing price for the five trading days immediately preceding the execution of the Subscription Agreements. The Minimum Price is $4.32. To the extent the Investors are required to purchase any Shares that would cause them to exceed certain specified aggregate holdings of Shares (“Excess Shares”), the Investors shall, in lieu of purchasing such Excess Shares, purchase Prefunded Warrants in such manner to result in the same aggregate purchase price being paid by the Investors, less $0.0001 per Pre-funded Warrant being purchased. We expect the closing of this offering to occur on December 18, 2025 (the “Closing Date”), subject to customary closing conditions. Delivery of the Shares will be made through the facilities of The Depository Trust Company (“DTC”). We have submitted, or will submit, a Supplemental Listing Application notification form to the NYSE to list the Shares. No approval of our stockholders under the rules of the NYSE is required to issue and deliver the Shares in this offering.

Pre-Funded Warrants Offering

We are also conducting a registered direct offering of Pre-Funded Warrants pursuant to the Shelf Registration Statement and an accompanying prospectus supplement. The Pre-Funded Warrants are being offered and sold directly to certain institutional investors pursuant to the Subscription Agreements. The Pre-Funded Warrants will be issued in registered form upon records to be maintained by the Agent (as defined below) for the Company and will be reflected on statement issued by the Agent from time to time to the holders thereof. We are also offering pursuant to this prospectus supplement and the accompanying prospectus the Pre-Funded Warrant Shares.

Under the Subscription Agreements, the investors have agreed to purchase, and we have agreed to sell, for cash, an aggregate dollar amount of Pre-Funded Warrants at the price at which Shares are being sold in this registered direct offering minus $0.0001 per Pre-Funded Warrant and the exercise price of each Pre-Funded Warrant equals $0.0001 per share. Moreover, the Pre-Funded Warrants are exercisable on or after six business days from the date of issuance, subject to an ownership limitation, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We do not plan to list the Pre-Funded Warrant for trading on any securities or trading exchange.

Concurrent Private Placement of 9.80% First Lien Notes due 2028 and Purchase Warrants

Concurrently with this registered direct offering of Common Stock and Pre-Funded Warrants, we have agreed to issue and sell, in a private placement exempt from registration under the Securities Act, a new series of our 9.80% first lien notes due 2028 (the “Notes”) and other warrants to purchase shares of Common Stock (the “Purchase Warrants”) to the same investors party to the Subscription Agreements. The Notes will be issued under an indenture, to be dated as of the Closing Date (the “Notes Indenture”), among the Company, any guarantors party thereto and Wilmington Savings Funds Society, FSB, as trustee and collateral agent (the “Trustee”). The Notes and related guarantees will be secured by a first priority lien on substantially all of the assets of the Company and any guarantors, now owned or hereafter acquired, subject to customary exceptions, pursuant to a security agreement, to be dated as of the Closing Date (the “Security Agreement”).

Concurrent Repurchases of 2.50% Convertible Senior Notes due 2027

In addition to the transactions described above, we have entered into privately negotiated agreements (each, a “Repurchase Agreement”) to repurchase a portion of our outstanding 2.50% Convertible Senior Notes due 2027 (the “Existing Notes”) from certain holders in cash. Under each Repurchase Agreement, the selling holder has agreed to sell, and we have agreed to repurchase, Existing Notes for a cash price per $1,000 principal amount as specified therein, plus accrued and unpaid interest on the Existing Notes from, and including, the immediately preceding interest payment date to, but excluding, the Closing Date, in each case subject to the terms and conditions set forth in the applicable Repurchase Agreement.

Corporate Information

We were initially formed on May 5, 2017 under the name “Social Capital Hedosophia Holdings Corp.” as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 25, 2019, we domesticated as a Delaware corporation and consummated the merger transactions contemplated by the Agreement and Plan of Merger, dated as of July 29, 2019, as amended on October 2, 2019, by and among us, Vieco USA, Inc., Vieco 10 Limited, TSC Vehicle Holdings, Inc., Virgin Galactic Vehicle Holdings, Inc., Virgin Galactic Holdings, LLC and the other parties thereto.

Our principal executive offices are located at 1700 Flight Way, Tustin, California 92782 and our telephone number is (949) 774-7640.

THE OFFERING

Issuer	Virgin Galactic Holdings, Inc.

Shares of Common Stock offered by us	Shares of our Common Stock having an aggregate offering price, together with Pre-Funded Warrants, of $45,588,728.57, at a purchase price per share equal to the greater of (i) a “VWAP Price” and (ii) a “Minimum Price,” which is $4.32.

Pre-Funded Warrants Offered by us	We are also offering Pre-Funded Warrants to purchase Shares of our Common Stock. Under the Subscription Agreements, the investors have agreed to purchase, and we have agreed to sell, for cash, an aggregate dollar amount of Pre-Funded Warrants at the price at which Shares are being sold in this registered direct offering minus $0.0001 per Pre-Funded Warrant and the exercise price of each Pre-Funded Warrant is $0.0001 per share. Each Pre-Funded Warrant will be exercisable at any time on or after six business days from the date of issuance, subject to an ownership limitation, and do not expire until exercised in full. This prospectus supplement also relates to the Pre-Funded Warrant Shares.

Use of proceeds	We estimate that the net proceeds to us from this registered direct offering of Common Stock and Pre-Funded Warrants will be approximately $45.6 million. We will not pay any underwriting discounts or commissions in connection with this offering. We will use cash on hand to pay any fees and expenses, which we believe will be nominal, related to this offering.

We intend to use the net proceeds from this offering, together with, if completed, net proceeds from the concurrent private placement of the Notes and the Purchase Warrants, to fund the repurchase of a portion of our outstanding Existing Notes pursuant to privately negotiated repurchase agreements and to pay related fees and expenses.

See the section titled “Use of Proceeds”.

Risk factors	Investing in our securities, including our Common Stock and Pre-Funded Warrants, involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 5 of the accompanying prospectus and in any subsequent prospectus supplement for a discussion of factors you should carefully consider before investing in our Common Stock.

Market for Common Stock	Our Common Stock is listed on the NYSE under the symbol “SPCE”. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including the risk factors and other information contained in or incorporated by reference into this prospectus before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.

Risks Relating to Our Common Stock, the Pre-Funded Warrants and this Offering

We will have broad discretion in the use of the net proceeds from this offering, and our actual use of proceeds may differ materially from the planned uses described in this prospectus supplement, which could adversely affect our business and the market price of our securities, including our Common Stock and Pre-Funded Warrants.

We currently intend to use the net proceeds from this offering, together with, if completed, proceeds from the concurrent private placement of the Notes and the Purchase Warrants, to fund the repurchase of a portion of our Existing Notes and to pay related fees and expenses. While our management will have broad discretion in the application of the net proceeds, that discretion is subject to the terms and covenants set forth in the Repurchase Agreement. Management may reallocate the net proceeds among the intended uses or to other general corporate purposes based on market conditions, the availability and timing of the concurrent transactions, the terms of any repurchases or other opportunities that may arise, and other factors. If we were to apply the net proceeds in a manner that is inconsistent with, or otherwise violates, the Repurchase Agreement, we could be in breach of that agreement, which could result in contractual remedies against us and other adverse consequences. Investors will be relying on the judgment of management with respect to the use of proceeds, and decisions by management may not be reflected positively in the trading price of our Common Stock. While we do not intend to list the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system, it is expected that the market price, if any, of the Pre-Funded Warrants, will be directly impacted by the trading price of our Common Stock.

In addition, there can be no assurance that the concurrent private placement of the Notes and the Warrants or the repurchases of our Existing Notes will occur on the same date as this offering, on the expected terms, or at all.

The registered direct offering of our Common Stock, Pre-Funded Warrants, the concurrent private placement of the Notes and the Purchase Warrants, and the concurrent repurchases of our Existing Notes may not close, which could adversely affect our liquidity, capital structure, trading price and business.

Although we expect the registered direct offering of Common Stock and Pre-Funded Warrants, the private placement of the Notes and the Purchase Warrants, and the repurchases of a portion of our Existing Notes to close on or around the same date, there is no assurance that any or all of these transactions will close. If one or more transactions fail to close or are delayed, we may not receive the expected proceeds when anticipated.

Additionally, the pricing mechanics across the transactions create additional uncertainty. The purchase price per Share in the registered direct offering is based on an Observation Period and Minimum Price framework, and the private placement contemplates the issuance of base and, in certain circumstances, additional notes and warrants determined by reference to market prices during the Observation Period. Volatility in the trading price of our Common Stock during this period could reduce expected proceeds, increase the number or mix of securities to be issued in the private placement, or otherwise alter the anticipated balance of equity and debt financing.

Any failure of the transactions to close as expected or any material modification to the terms, could result in reduced proceeds, increased costs, continued or increased indebtedness, diminished liquidity, unexpected dilution, covenant constraints and liens, and negative impacts on the trading price of our Common Stock and our ability to execute our business strategy.

If you purchase shares of our Common Stock and Pre-Funded Warrants in this offering, you may incur immediate and substantial dilution.

The price per share of Common Stock, and the implied value of the Pre-Funded Warrant Shares, being offered may be higher than the net tangible book value per share of our outstanding Common Stock at the time you are purchasing shares in this offering. In addition, you may also experience additional dilution after this offering on any future equity issuances, including in connection with the issuance of the Purchase Warrant Shares and Pre-Funded Warrant Shares issued upon exercise of the Pre-Funded Warrants. To the extent we issue equity securities, our stockholders may experience substantial additional dilution.

The actual number of shares of Common Stock, Pre-Funded Warrants and shares of our Common Stock underlying such Pre-Funded Warrants we will issue under the Subscription Agreements is uncertain.

The number of shares of Common Stock, Pre-Funded Warrants and shares of our Common Stock underlying such Pre-Funded Warrants that we plan to sell will depend on the market price of the shares of Common Stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of shares of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares of Common Stock, Pre-Funded Warrants and shares of our Common Stock underlying such Pre-Funded Warrants that will or may be ultimately issued.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. However, it is expected that the market price, if any, of the Pre-Funded Warrants, will be directly impacted by the trading price of our Common Stock.

Except for the right to receive cash dividends or similar distributions, holders of Pre-Funded Warrants purchased in this offering will have no rights as stockholders of the Company until such holders exercise their Pre-Funded Warrants and acquire Common Stock of the Company.

Until the holders of Pre-Funded Warrants acquire shares of our Common Stock upon exercise of the Pre-Funded Warrants, holders of these warrants will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants, except that, subject to the terms and conditions in the Pre-Funded Warrants, holders of the Pre-Funded Warrants are entitled to receive cash dividends or similar distributions. This includes any voting rights or other rights as a stockholder of the Company. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to the matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our Common Stock may not be permitted to exercise Pre-Funded Warrants that they hold.

A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) to exceed 4.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Pre-Funded Warrant Shares. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

The trading price of our Common Stock has been, and is expected to be, volatile, and you may not be able to sell the shares you purchase in this offering at or above the offering price.

The trading price of our Common Stock fluctuates due to a variety of factors, including, without limitation:

•	changes in the industries in which we operate;

•	the number of flights we schedule for a period, the number of seats we are able to sell in any given spaceflight and the price at which we sell them;

•	delays in development of additional spaceships and motherships, including our Delta Class spaceships, or in the completion of our ground and flight testing programs;

•	delays in future commercial flights of our Delta Class spaceships;

•	developments involving our competitors;

•	unexpected weather patterns, maintenance issues, natural disasters or other events that force us to cancel or reschedule flights;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us, our competitors or our industry;

•	the public’s reaction to our press releases, public announcements and filings with the SEC;

•	additions and departures of key employees and personnel;

•	competition for talent and skill-sets required;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	investors mistaking developments involving other companies, including Virgin-branded companies, as involving us and our business;

•	the volume of shares of our Common Stock available for public sale;

•	how we deal or are perceived by the market as dealing with out debt obligations;

•	sales of Common Stock by our directors, officers or significant stockholders, or the perception that such sales may occur;

•	short sales of our Common Stock; and

•

general economic and political conditions such as pandemics or epidemics, recessions, inflation, interest rates, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Common Stock regardless of our operating performance.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in the Stockholders’ Agreement and future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our Common Stock is influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts, and the analysts who publish information about our Common Stock may have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities, including the issuance of additional shares of our Common Stock to repurchase our Existing Notes. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering, including the issuance of additional shares of our Common Stock to repurchase our Existing Notes. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

We are highly leveraged and the secured nature of the Notes and the covenants governing our indebtedness under the Notes Indenture will subject us to significant restrictions and risks that could adversely affect our business, results of operations and financial condition and make our future financial flexibility more uncertain.

Following completion of the transactions described in this prospectus supplement, we will continue to have a significant amount of indebtedness outstanding. Our high leverage could have important consequences, including making it more difficult for us to satisfy our obligations; increasing our vulnerability to adverse economic, industry or competitive developments; requiring a substantial portion of our cash flow from operations to be dedicated to debt service rather than to funding operations, capital expenditures, research and development, working capital, strategic initiatives or other general corporate purposes; limiting our flexibility to plan for or react to changes in our business and the industries in which we operate; and placing us at a competitive disadvantage relative to competitors with less indebtedness.

In addition, the Notes will be secured by first-priority liens on substantially all of our assets and the assets of certain of our guarantors. The Notes Indenture and our other current or future financing arrangements contain covenants that, among other things, limit our and our restricted subsidiaries’ ability to: (i) make restricted payments; (ii) incur indebtedness; (iii) create or incur liens; (iv) make asset sales (and, in certain cases, require us to use net cash proceeds to redeem the Notes); (v) enter into affiliate transactions; (vi) impose restrictions on distributions and repurchases of equity and payments in respect of certain indebtedness; and (vii) merge, consolidate or sell all or substantially all of our assets. These covenants could limit our ability to obtain additional financing, make needed capital expenditures, pursue strategic transactions, respond to market conditions, hire and retain personnel, or otherwise conduct necessary corporate activities. Our ability to comply with these covenants may be affected by events beyond our control, including economic, industry and competitive conditions, and there can be no assurance that we will satisfy such covenants or obtain waivers in the event of non-compliance. A breach of the covenants or other Events of Default (including, among others, cross-acceleration of certain other Indebtedness above a threshold amount) could result in some or all of our indebtedness becoming immediately due and payable and, if we were unable to repay or refinance such indebtedness, the holders or secured parties could exercise remedies, including against the collateral securing the Notes.

In addition, any optional redemption, mandatory redemption, amortization payment or asset sale repurchase under the Notes may be made, at our election, in cash, in shares of our Common Stock or in a combination of cash and our Common Stock, subject to compliance with the NYSE “Minimum Price” requirements. If we elect to make any such payments in Common Stock, the number of shares that we will be required to issue will vary based on the trading price of our Common Stock. Accordingly, any issuances of our Common Stock could be substantially dilutive to existing stockholders, may depress the trading price of our Common Stock, and could result in significant dilution.

We may also be subject to increased refinancing and liquidity risk. Our ability to refinance or repay our indebtedness as it matures will depend on our financial condition and operating performance at the time, the condition of the capital markets, the value of the collateral securing our indebtedness and other factors, many of which are outside of our control. The Indenture also includes a mandatory redemption on September 30, 2026 for a specified amount. Meeting these obligations could require significant liquidity at times when market conditions or our performance are unfavorable. If we cannot generate sufficient cash flow to meet our debt service and other obligations, or are unable to refinance our indebtedness on acceptable terms (or at all), we may need to adopt alternative strategies, which could include reducing or delaying investments, capital expenditures and other strategic initiatives, selling assets (potentially at depressed prices), seeking to raise additional equity (which could be dilutive) or restructuring or refinancing our indebtedness on less favorable terms. Any of these actions could have a material adverse effect on our business, financial condition, results of operations and prospects.

THE TRANSACTIONS

This prospectus supplement relates to our registered direct offering of shares of our Common Stock and Pre-Funded Warrants, pursuant to the Shelf Registration Statement and the accompanying base prospectus. The Common Stock and Pre-Funded Warrants are being offered and sold directly to certain institutional investors pursuant to the Subscription Agreements.

Common Stock and Pre-Funded Warrants Offering

Under the Subscription Agreements, the investors have agreed to purchase, and we have agreed to sell, for cash, (A) an aggregate dollar amount of shares of Common Stock at a purchase price per share equal to the greater of (i) a “VWAP Price”, which is the lesser of (x) the average of the daily volume-weighted average prices of our Common Stock over the Observation Period and (y) a price per share equal to 150% of the Minimum Price and (ii) a “Minimum Price,” which is the lesser of (x) the official closing price of our Common Stock on the NYSE on the trading day immediately preceding the execution of the Subscription Agreements and (y) the average official closing price for the five trading days immediately preceding the execution of the Subscription Agreement; provided, that the number of Shares deliverable to any investor will be rounded down to the nearest whole share, and no fractional shares will be issued and (B) an aggregate dollar amount of Pre-Funded Warrants at the price at which Shares are being sold in this registered direct offering minus $0.0001 per Pre-Funded Warrant and the exercise price of each Pre-Funded Warrant is equal to $0.0001 per share. The Pre-Funded Warrants are exercisable on or after six business days from the date of issuance, subject to an ownership limitation, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We expect the closing of this offering to occur on the Closing Date, subject to customary closing conditions. Delivery of the Shares will be made through the facilities of DTC. We have submitted, or will submit, a Supplemental Listing Application notification form to the NYSE to list the Shares offered hereby and the Pre-Funded Warrant Shares. No approval of our stockholders under the rules of the NYSE is required to issue and deliver the Shares and the Pre-Funded Warrant Shares in this offering. The Pre-Funded Warrants will be issued in registered form upon records to be maintained by the Agent (as defined below) for the Company and will be reflected on statement issued by the Agent from time to time to the holders thereof.

We have made customary representations, warranties and covenants in the Subscription Agreements and the Pre-Funded Warrant. We will reserve from our authorized and unissued shares of Common Stock the number of Shares necessary to deliver the Shares offered hereby and, as described below, any Pre-Funded Warrant Shares.

Lastly, there is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are currently listed on NYSE under “SPCE.”

Concurrent Private Placement of 9.80% First Lien Notes due 2028 and Purchase Warrants

Concurrently with this registered direct offering of Common Stock, Pre-Funded Warrants and the Pre-Funded Warrant Shares, we have agreed to issue and sell, in a private placement exempt from registration under the Securities Act, the Notes and the Purchase Warrants to the same investors party to the Subscription Agreements. The Notes will be issued under the Notes Indenture, among the Company, any guarantors party thereto and the Trustee. The Notes and related guarantees will be secured by a first priority lien on substantially all of the assets of the Company and any guarantors, now owned or hereafter acquired, subject to customary exceptions, pursuant to the Security Agreement.

Under the Subscription Agreements, investors will purchase “Base Notes” at 100% of principal amount, together with “Base Warrants.” If the average daily volume-weighted average price of our Common Stock during the Observation Period is less than the Minimum Price described above, investors will also purchase “Additional

Notes” at 100% of principal amount and “Additional Warrants,” each in amounts calculated under the Subscription Agreements. The Notes and the Purchase Warrants are being sold in reliance on exemptions from registration under the Securities Act and will not be listed on any national securities exchange. No public market currently exists for the Notes and the Purchase Warrants, and none may develop.

The shares of Common Stock issuable upon exercise of the Purchase Warrants (the “Purchase Warrant Shares”) have been duly authorized and reserved for issuance. In connection with the issuance of the Purchase Warrants, we will enter into a registration rights agreement, to be dated as of the Closing Date, pursuant to which we will agree to register the resale of the Purchase Warrant Shares and shares of common stock issuable pursuant to the Notes Indenture under the Securities Act.

Concurrent Repurchases of 2.50% Convertible Senior Notes due 2027

In addition to the transactions described above, we have entered into Repurchase Agreements to repurchase a portion of our outstanding Existing Notes from certain holders in cash. Under each Repurchase Agreement, the selling investor has agreed to sell, and we have agreed to repurchase, Existing Notes for a cash price per $1,000 principal amount as specified therein, plus accrued and unpaid interest from, and including, the immediately preceding interest payment date to, but excluding, the Closing Date, in each case subject to the terms and conditions set forth in the applicable Repurchase Agreement. Settlement of the repurchases will occur through DTC’s Deposit and Withdrawal at Custodian program. The repurchases are expected to settle on the Closing Date or as soon as reasonably practicable thereafter, subject to satisfaction of customary closing conditions, including valid delivery instructions and receipt/acceptance of the DWAC withdrawal by the existing trustee.

Concurrent Transactions

The registered direct offering of Common Stock, Pre-Funded Warrants and the Pre-Funded Warrant Shares, the concurrent private placement of the Notes and the Purchase Warrants, and the concurrent repurchases of the Existing Notes are interrelated transactions negotiated with overlapping investors and are expected to close concurrently. The completion of each transaction is subject to customary closing conditions as set forth in the corresponding agreements. There can be no assurance that each transaction will be completed on the anticipated terms or timing, or at all. None of the Notes, the Purchase Warrants or the Purchase Warrant Shares are being offered pursuant to this prospectus supplement. This prospectus supplement relates solely to the registered direct offering of Common Stock, Pre-Funded Warrants and the Pre-Funded Warrant Shares described above.

USE OF PROCEEDS

We estimate that the net proceeds to us from this registered direct offering of Common Stock, Pre-Funded Warrants and the Pre-Funded Warrant Shares will be approximately $45.6 million. We will not pay any underwriting discounts or commissions in connection with this offering. We will use cash on hand to pay any fees and expenses, which we believe will be nominal, related to this offering.

We intend to use the net proceeds from this offering, together with, if completed, net proceeds from the concurrent private placement of the Notes and the Purchase Warrants, to fund the repurchase of a portion of our outstanding Existing Notes (which accrues interest at a rate of 2.50% per annum and will mature on February 1, 2027) pursuant to privately negotiated repurchase agreements and to pay related fees and expenses.

None of the Notes, the Purchase Warrants or the Purchase Warrant Shares are being offered pursuant to this prospectus supplement.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K by the Company. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants and may be exercised at any time on or after six business days from the date of issuance, subject to an ownership limitation, and do not expire until the Pre-Funded Warrants are exercised in full. The number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of common stock dividends and splits, subdivision, reverse stock splits, combination of common stock or similar events affecting our Common Stock and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. The Pre-Funded Warrants will be issued in registered form upon records to be maintained by the Agent (as defined below) for the Company and will be reflected on statement issued by the Agent from time to time to the holders thereof.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.9% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants, provided that such ownership in no event exceeds 9.9% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may be exercised, in whole or in part, and the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant and all rights hereunder (including, without limitation, any registration rights) may be transferred, in whole or in part, at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system. We do not intend to list the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system.

Right as a Stockholder

Subject to the terms and conditions in the Pre-Funded Warrants, holders of the Pre-Funded Warrants are entitled to receive cash dividends or similar distributions and except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised in full the Pre-Funded Warrants into Shares of Comon Stock immediately prior to such fundamental transaction.

PLAN OF DISTRIBUTION

We estimate that the net proceeds from the offering will be approximately $45.6 million. We will not pay any underwriting discounts or commissions in connection with this offering. We will use cash on hand to pay any fees and expenses, which we believe will be nominal, related to this offering. The terms of this offering were subject to market conditions and negotiations between us and the Investors. We entered into the Subscription Agreements directly with the Investors undersigned therein whom have agreed to purchase the Shares and Pre-Funded Warrants. There is no underwriter or placement agent in this offering and, accordingly, no underwriting discounts or commissions will be paid by us in connection with the sale of the Shares. We expect to pay customary advisory fees and reimburse certain expenses in connection with the transactions described in this prospectus supplement.

We currently anticipate that the Closing will take place on or about December 18, 2025, subject to satisfaction of certain conditions. Delivery of the Shares will be made in book-entry form through the facilities of DTC. The Pre-Funded Warrants will be issued via book-entry registration on the books and records of the Agent (as defined below).

This prospectus supplement relates solely to the registered direct offering of Common Stock, Pre-Funded Warrants and the Pre-Funded Warrant Shares described herein.

Transfer Agent and Registrar

The transfer agent for our Common Stock and the warrant agent for the Pre-Funded Warrants is Continental Stock Transfer & Trust Company (the “Agent”).

Listing

Our Common Stock is listed on the NYSE under the symbol “SPCE”. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements of Virgin Galactic Holdings, Inc. appearing in Virgin Galactic Holdings, Inc. Annual Report (Form 10-K) as of and for the years ended December 31, 2024 and 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to, among other securities, the shares of Common Stock offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information pertaining to us and our Common Stock we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Information” at www.virgingalactic.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement and accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 6, 2025 and November 13, 2025, respectively.

•	our Current Reports on Form 8-K filed with the SEC on June 10, 2025, August 1, 2025 and August 29, 2025.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2025.

•

The description of our Common Stock contained in the registration statement on Form 8-A, dated September 11, 2017 and filed with the SEC on September  12, 2017, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Virgin Galactic Holdings, Inc.

1700 Flight Way

Tustin, California 92782

(949) 774-7640

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS

Virgin Galactic Holdings, Inc.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “SPCE.” On May 14, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $3.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2025.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Virgin Galactic,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Virgin Galactic Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.virgingalactic.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024.

•

The description of our common stock contained in the registration statement on Form  8-A, dated September 11, 2017 and filed with the SEC on September 12, 2017, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Virgin Galactic Holdings, Inc.

1700 Flight Way

Tustin, California 92782

(949) 774-7640

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are an aerospace and space travel company, pioneering human-first spaceflight for private individuals, researchers, and government agencies with our advanced and highly re-useable spaceships and high-altitude carrier aircraft. Built on the foundation of 20 years of experience, we are making human spaceflight repeatable and, therefore, more accessible for individuals. We are at the vanguard of a new industry dedicated to advancing human progress, innovation, understanding and collaboration through the transformative power of space travel. This industry is growing dramatically due to new products, new sources of private and government funding, and new technologies. Demand is emerging from new sectors and demographics, which we believe is broadening the total addressable market. We have embarked on this journey with a mission to put humans and research experiments into space and return them safely to Earth at an unprecedented frequency, with an industry-leading cost structure, and with the goal of driving scale and profitability with our next-generation vehicles.

We were initially formed on May 5, 2017 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 25, 2019, we domesticated as a Delaware corporation and consummated the merger transactions contemplated by the Agreement and Plan of Merger, dated as of July 29, 2019, as amended on October 2, 2019, by and among us, Vieco USA, Inc. (“Vieco US”), Vieco 10 Limited, TSC Vehicle Holdings, Inc., Virgin Galactic Vehicle Holdings, Inc., Virgin Galactic Holdings, LLC and the other parties thereto. From the time of our formation to the time of the consummation of the Virgin Galactic Business Combination in October 2019, our name was “Social Capital Hedosophia Holdings Corp.”

Our principal executive offices are located at 1700 Flight Way, Tustin, California 92782, and our telephone number is (949) 774-7640.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not previously known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Authorized Capital Stock

The total amount of our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

General

Holders of our common stock are not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we expect to issue all shares of our capital stock in uncertificated form.

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by our certificate of incorporation. Our bylaws provide that the holders of one third (1/3) of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Stockholders’ Agreement, dated October 25, 2019, by and among us, Virgin Investments Limited, a company limited by shares under the laws of the British Virgin Islands (“VIL”), and the other parties thereto (as may be amended from time to time, the “Stockholders’ Agreement”), our bylaws or our certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Under the Stockholders’ Agreement, VIL has the right to designate two directors for as long as VIL beneficially owns a number of shares of our common stock representing at least 25% of the number of shares beneficially owned by Vieco US immediately following the effective time of the transactions effected on October 25, 2019 in connection with our initial business combination, provided that (x) when such percentage falls below 25%, VIL will have the right to designate only one director and (y) when such percentage falls below 10%, VIL will not have the right to designate any directors.

Dividend Rights

Each holder of shares of our common stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights

Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Anti-Takeover Effects of the Certificate of Incorporation and the Bylaws

Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.

Special Meetings of Stockholders

Our certificate of incorporation provides that a special meeting of stockholders may be called by the (a) the chairperson of our board of directors or (b) our board of directors.

No Stockholder Action by Written Consent

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and not by written consent.

Removal of Directors

Pursuant to the Stockholders’ Agreement, VIL has the exclusive right to remove one or more of the VIL-designated directors from our board of directors. VIL has the exclusive right to designate directors for election to our board of directors to fill vacancies created by reason of death, removal or resignation of its designees as contemplated by the Stockholders’ Agreement.

VIL’s Approval Rights

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be further amended, altered, changed or repealed by a majority vote of our board of directors. However, pursuant to the Stockholders’ Agreement, no amendment to our certificate of incorporation or bylaws may be made without VIL’s prior written consent for so long as VIL has the right to designate at least one director to our board of directors under the Stockholders’ Agreement.

Operational Matters

VIL has expansive rights of approval for certain material operational and other matters for us, including:

•

for so long as VIL is entitled to designate at least one director to our board of directors under the Stockholders’ Agreement, in addition to any vote or consent of the stockholders or our board of directors as required by law, we and our subsidiaries must obtain VIL’s prior written consent to engage in:

•	any business combination or similar transaction;

•	a liquidation or related transaction; or

•	an issuance of capital stock in excess of 5% of our then issued and outstanding shares or those of any of our subsidiaries; and

•

for so long as VIL is entitled to designate at least two directors to our board of directors under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or board of directors as required by law, we must obtain VIL’s prior written consent to engage in:

•	a business combination or similar transaction having a fair market value of $10.0 million or more;

•	a non-ordinary course sale of assets or equity interest having a fair market value of $10.0 million or more;

•	an acquisition of any business or assets having a fair market value of $10.0 million or more;

•	approval of any non-ordinary course investment having a fair market value of $10.0 million or more;

•	an issuance or sale of any shares of our capital stock, other than an issuance of shares of our capital stock upon the exercise of options to purchase shares of our capital stock;

•	making any dividends or distribution to our stockholders other than those made in connection with the cessation of services of employees;

•	incurring indebtedness outside of the ordinary course in an amount greater than $25.0 million in a single transaction or $100.0 million in aggregate consolidated indebtedness;

•	amendment of the terms of the Stockholders’ Agreement or the Amended and Restated Registration Rights Agreement, dated October 25, 2019, by and among us, VIL, and the other parties thereto

•	a liquidation or similar transaction;

•	transactions with any interested stockholder pursuant to Item 404 of Regulation S-K; or

•	increasing or decreasing the size of our board of directors.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (3) the merger transaction is approved by the board of directors of such corporation and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under our certificate of incorporation, we have opted out of Section 203 of the DGCL.

Under certain circumstances, this provision would make it more difficult for us to effect various transactions with a person who would be an “interested stockholder” for these purposes. However, this provision would not be likely to discourage any parties interested in entering into a potential transaction with us, other than VIL and its affiliates. This provision may encourage VIL and VIL’s affiliates, to the extent they are interested in entering into certain significant transactions with us, to negotiate in advance with the full board of directors because the board approval requirement would be satisfied by the affirmative vote of at least a majority of our directors that are not designees of VIL.

Corporate Opportunity

Under our certificate of incorporation, an explicit waiver regarding corporate opportunities is granted to certain “exempted persons” (including VIL and its affiliates, successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as our directors). Such “exempted persons” will not include us or our officers or employees and such waiver will not apply to any corporate opportunity that is expressly offered to any of our directors in their capacity as such (in which such opportunity we do not renounce an interest or expectancy). Our certificate of incorporation provides that, to the fullest extent permitted by law, (i) the exempted persons do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the exempted persons, even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and (iii) no exempted person will have any duty to communicate or offer such business opportunity to us and no exempted person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such exempted person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name against our directors, officers or employees for breach of fiduciary duty, any provision of the DGCL, our certificate of incorporation or our bylaws or other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, our certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Similarly, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Virgin Galactic,” “we,” “our” or “us” refer to Virgin Galactic Holdings, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Virgin Galactic) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Virgin Galactic and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Virgin Galactic;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity or security satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of Virgin Galactic, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of Virgin Galactic and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of Virgin Galactic not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor Virgin Galactic assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor Virgin Galactic will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Virgin Galactic and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Virgin Galactic and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Virgin Galactic.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-

allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Virgin Galactic Holdings, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Virgin Galactic Holdings, Inc. as of and for the years ended December 31, 2024 and 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$45,588,728.57 of Common Stock and Pre-Funded Warrants to Purchase Shares of Common Stock

    Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

December 9, 2025